Exhibit 10.1.1

AMENDMENT NO. 1
TO THE
VOTING AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Voting Agreement, dated as of January 3, 2017 (the “Existing Voting Agreement”), by and among (i) Tellurian Inc. (formerly known as Magellan Petroleum Corporation), a Delaware corporation (the “Tellurian”), (ii) Tellurian Investments LLC, a Delaware limited liability company formerly known as Tellurian Investments Inc., a Delaware corporation (“Tellurian Investments”), (iii) Total Delaware, Inc., a Delaware corporation (“Total”), and (iv) the individuals or trusts set forth on Schedule A of the Agreement who are current stockholders of the Company (each referred to herein individually as a “Stockholder” and collectively, as the “Stockholders”), is hereby made and entered into as of July 10, 2019. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Existing Voting Agreement.
WHEREAS, each of Charif Souki, Martin Houston and Brooke Peterson (each referred to herein individually as a “Director” and collectively, as the “Directors”) has confirmed his intent, as a member of Tellurian’s Board of Directors (the “Board”) and subject to the conditions and other legal matters set forth therein, regarding the declaration and payment of dividends to the holders of the Common Stock by executing and delivering to Total a letter, in substantially the form attached hereto as Annex A (the “Dividend Letter”);
WHEREAS, Total has required that the Existing Voting Agreement be amended to reflect the matters set forth herein;
WHEREAS, pursuant to Section 2.3 of the Existing Voting Agreement, the Existing Voting Agreement may only be modified or changed by an instrument in writing signed by all of the parties thereto; and
WHEREAS, the parties desire to amend the Existing Voting Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Article I - Voting Agreement is hereby amended to add the following as a new Section 1.7:
“Section 1.7    Replacement of Directors. In the event that any Director ceases for any reason to serve as a member of the Board at any time prior to the Expiration Date (whether due to resignation, removal, death, disability or otherwise), (a) each Stockholder agrees to take all actions within such Stockholder’s control relating to the ownership of Common Stock (including by attending stockholder meetings in person or by proxy for purposes of constituting a quorum, voting all voting securities of Tellurian owned or controlled by such Stockholder, executing written consents in lieu of meetings and nominating persons for election to the Board pursuant to the advance notice provisions of Tellurian’s organizational documents), and (b) Tellurian agrees to take all commercially reasonable actions within its control (including calling Board and stockholder meetings), in each case, to cause the resulting vacancy on the Board to be filled by an individual who has executed and delivered to Total the Dividend Letter and such individual to be duly elected as a director of Tellurian at the earliest practicable time.”
2.    Except as set forth herein, the parties’ rights under the Existing Voting Agreement shall remain unaffected and shall continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Existing Voting Agreement.
3.    This Amendment shall form a part of the Existing Voting Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Existing Voting Agreement shall be deemed a reference to the Existing Voting Agreement as amended hereby (unless the context specifically requires otherwise).
4.    THIS AMENDMENT AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AMENDMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW).
5.    This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Facsimile or Portable Document Format (PDF) transmission of any signature will be deemed the same as delivery of an original.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above.

Total Delaware, Inc.

By: /s/ Christophe Gerondeau
Name: Christophe Gerondeau
Title:President

Signature Page to Amendment No. 1 to Voting Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above.

Tellurian Inc.

By: /s/ Meg Gentle
Name: Meg Gentle
Title: President and Chief Executive Officer

Tellurian Investments LLC

By: /s/ Meg Gentle
Name: Meg Gentle
Title: President and Chief Executive Officer

By: /s/ Charif Souki
Name: Charif Souki

Souki Family 2016 Trust

By: /s/ Brooke A. Peterson
Name: Brooke A. Peterson
Title: Trust Protector

By: /s/ Martin Houston
Name: Martin Houston

Signature Page to Amendment No. 1 to Voting Agreement

Annex A
Form of Dividend Letter

[______, 20___]

[___________]

Dear __________:

Reference is made to the Heads of Agreement dated April 3rd, 2019 (the “HOA”) between Tellurian Inc. (the “Company”) and Total Delaware, Inc. (“Total”) with respect to the participation of Total in the Driftwood LNG phase 1 project and the definitive agreements referred to in the HOA to be executed on or around the date hereof (the “Driftwood Definitive Agreements”).
Per your request, this letter is to confirm my intention, as a member of the Board of Directors (the “Board”) of the Company and subject to the closing of Total’s equity investment in the Phase 1 Project (as such term is defined in the Driftwood Definitive Agreements) in accordance with the terms of the Driftwood Definitive Agreements, to vote in favor of the declaration and payment of a dividend to the holders of common stock, par value $0.01, of the Company of a minimum of 50% of the Company’s available cash, subject to my fiduciary duties as a member of the Board and subject to the Board’s determination that there is sufficient surplus and other lawfully available funds to pay the dividend under Delaware law.

Very truly yours,